EXHIBIT 99.1

REVOCABLE PROXY

RENASANT CORPORATION

☒	PLEASE MARK VOTE
AS IN THIS EXAMPLE

SPECIAL MEETING OF SHAREHOLDERS

JUNE 25, 2013

The undersigned hereby appoints George H. Booth, II, Frank B. Brooks, Albert J. Dale, III, John T. Foy and Jack C. Johnson, and each of them, acting singly, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Renasant Corporation common stock, $5.00 par value per share, which the undersigned is entitled to vote at the Special Meeting of Shareholders of Renasant Corporation to be held on June 25, 2013 at the Marriott Renaissance Birmingham Ross Bridge, 4000 Grand Avenue, Birmingham, Alabama 35226 at 11:00 a.m., local time and at any and all adjournments thereof. The proxies are authorized to vote all shares of common stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

1.	The proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 6, 2013, by and among Renasant Corporation, Renasant Bank, First M&F Corporation and Merchants and Farmers Bank.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	The proposal to approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve Proposal No. 1.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	To transact such other business as may properly come before the special meeting or any adjournments thereof.

The Board of Directors unanimously recommends a vote “FOR” Proposal No. 1 and “FOR” Proposal No. 2.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2 AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please be sure to date and sign this Proxy in the box below.

Shareholder sign above         Co-holder (if any) sign above                 Date

Detach above card, date, sign and mail in postage paid envelope provided.

RENASANT CORPORATION

Please sign exactly as your name(s) appear(s) on this proxy card. Joint owners should each sign. When signing in a representative capacity, please give full title.

PLEASE ACT PROMPTLY

DATE, SIGN AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.